Exhibit 99.1

Contact:	Media: Brenda Hines 1-313-594-1099	Fixed Income Investment Community: David Dickenson 1-313-621-0881
	bhines1@ford.com	ddickens@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT REPORTS 2008 PRELIMINARY RESULTS*
Fourth Quarter 2008 $228 Million Net Loss Reported

DEARBORN, Mich., January 29, 2009 – Ford Motor Credit Company reported a net loss of $1.5 billion in 2008, a decrease of $2.3 billion from net income of $775 million a year earlier.  On a pre-tax basis, Ford Motor Credit reported a loss of $2.6 billion in 2008, including the second quarter 2008 impairment charge of $2.1 billion for North America operating leases, compared with earnings of $1.2 billion in the previous year.  The decrease in full year pre-tax earnings is more than explained by the impairment charge, a higher provision for credit losses, and higher depreciation expense for leased vehicles.

In the fourth quarter of 2008, Ford Motor Credit’s net loss was $228 million, down $414 million from a year earlier.  On a pre-tax basis, Ford Motor Credit reported a loss of $372 million in the fourth quarter, compared with earnings of $263 million in the previous year.  The decrease in fourth quarter pre-tax earnings primarily reflected a higher provision for credit losses, higher net losses related to market valuation adjustments to derivatives, lower volume, and lower financing margin.  Lower operating costs were largely offset by other expenses.

“The drastic and rapid deterioration in the economy, credit markets and auto sales in 2008 brought unprecedented challenges to Ford Motor Credit.  The historic decline in used-vehicle auction prices across the industry affected our North American lease portfolio and led to a second quarter impairment,” Chairman and CEO Mike Bannister said.  “Tough external challenges are expected in 2009.  However, we will continue to manage our business through consistent and sound risk management, lending and servicing practices.”

On December 31, 2008, Ford Motor Credit’s on-balance sheet net receivables totaled $116 billion, compared with $141 billion at year-end 2007.  Managed receivables were $118 billion on December 31, 2008, down from $147 billion on December 31, 2007.  The lower receivables primarily reflected lower North America receivables, changes in currency exchange rates, the impact of divestitures and alternative business arrangements, and the second quarter 2008 impairment charge for North America operating leases.

Ford Motor Credit also is restructuring its U.S. operations to meet changing business conditions, including lower auto sales and the planned reduction in Jaguar, Land Rover and Mazda receivables, and to maintain a competitive cost structure.  The restructuring will affect servicing, sales and central operations and eliminate about 1,200 staff and agency positions, or about 20 percent.  The reductions will occur in 2009 through attrition, retirements and involuntary separations.

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has supported the sale of Ford Motor Company products since 1959.  Ford Motor Credit is an indirect, wholly owned subsidiary of Ford.  It provides automotive financing for Ford, Lincoln, Mercury and Volvo dealers and customers.  More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.

— — — — —
*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Annual Report on Form 10-K for the year ended December 31, 2008.
# # #

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended December 31, 2008 and 2007
(in millions)

	Fourth Quarter		Full Year
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,519	$1,680	$6,519	$6,343
Retail	766	895	3,270	3,475
Interest supplements and other support costs earned from affiliated companies	1,092	1,214	4,774	4,592
Wholesale	381	525	1,721	2,132
Other	30	41	133	174
Total financing revenue	3,788	4,355	16,417	16,716
Depreciation on vehicles subject to operating leases	(1,542)	(1,667)	(9,019)	(6,188)
Interest expense	(1,853)	(2,166)	(7,634)	(8,630)
Net financing margin	393	522	(236)	1,898
Other revenue
Investment and other income related to sales of receivables	13	83	199	391
Insurance premiums earned, net	30	39	140	169
Other income, net	112	398	758	1,362
Total financing margin and other revenue	548	1,042	861	3,820
Expenses
Operating expenses	387	478	1,548	1,929
Provision for credit losses	520	287	1,769	588
Insurance expenses	13	14	103	88
Total expenses	920	779	3,420	2,605
Income/(Loss) before income taxes	(372)	263	(2,559)	1,215
Provision for/(Benefit from) income taxes	(144)	83	(1,014)	446
Income/(Loss) before minority interests	(228)	180	(1,545)	769
Minority interests in net income of subsidiaries	—	0	0	0
Income/(Loss) from continuing operations	(228)	180	(1,545)	769
Gain on disposal of discontinued operations	—	6	9	6
Net income/(loss)	$(228)	$186	$(1,536)	$775

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31,
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$15,473	$14,137
Marketable securities	8,606	3,155
Finance receivables, net	93,331	111,468
Net investment in operating leases	22,506	29,663
Retained interest in securitized assets	92	653
Notes and accounts receivable from affiliated companies	1,047	906
Derivative financial instruments	3,791	2,811
Assets of held-for-sale operations	214	—
Other assets	5,067	6,230
Total assets	$150,127	$169,023

LIABILITIES AND SHAREHOLDER'S INTEREST
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,781	$1,837
Affiliated companies	1,015	2,308
Total accounts payable	2,796	4,145
Debt	126,458	139,411
Deferred income taxes	2,668	5,380
Derivative financial instruments	2,145	1,376
Liabilities of held-for-sale operations	56	—
Other liabilities and deferred income	5,438	5,314
Total liabilities	139,561	155,626

Minority interests in net assets of subsidiaries	0	3

Shareholder's interest
Shareholder's interest	5,149	5,149
Accumulated other comprehensive income	432	1,730
Retained earnings	4,985	6,515
Total shareholder's interest	10,566	13,394
Total liabilities and shareholder's interest	$150,127	$169,023

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	Fourth Quarter		Full Year
	2008	2007	2008	2007
Financing Shares
United States
Financing share – Ford, Lincoln and Mercury
Retail installment and lease	34%	32%	39%	38%
Wholesale	78	78	77	78

Europe
Financing share – Ford
Retail installment and lease	30%	27%	28%	26%
Wholesale	98	96	98	96

Contract Volume – New and used retail/lease (in thousands)
North America segment
United States	179	248	1,043	1,256
Canada	27	38	149	186
Total North America segment	206	286	1,192	1,442

International segment
Europe	125	155	629	696
Other international	24	48	129	207
Total International segment	149	203	758	903
Total contract volume	355	489	1,950	2,345

Borrowing Cost Rate*	5.8%	6.2%	5.6%	6.1%

Charge-offs (in millions)
On-Balance Sheet Receivables
Retail installment and lease	$332	$220	$1,089	$608
Wholesale	19	(8)	29	17
Other	13	4	17	7
Total charge-offs – on-balance sheet receivables	$364	$216	$1,135	$632

Total loss-to-receivables ratio	1.18%	0.61%	0.84%	0.46%

Managed Receivables**
Retail installment and lease	$334	$237	$1,120	$673
Wholesale	19	(8)	29	17
Other	13	4	17	7
Total charge-offs – managed receivables	$366	$233	$1,166	$697

Total loss-to-receivables ratio	1.18%	0.62%	0.84%	0.47%

— — — — —
*	On-balance sheet debt includes the effects of derivatives and facility fees.
**	See Appendix for additional information.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial measures based on Generally Accepted Accounting Principles (“GAAP”), as well as financial measures that include adjustments from GAAP.  Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of non-GAAP measures to GAAP:

•
Managed receivables:  receivables reported on Ford Motor Credit’s balance sheet, excluding unearned interest supplements related to finance receivables, and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service

•
Charge-offs on managed receivables:  charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

•	Equity: shareholder’s interest reported on Ford Motor Credit’s balance sheet

IMPACT OF ON-BALANCE SHEET SECURITIZATION:  Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Motor Credit’s balance sheet include assets included in securitizations that do not qualify for accounting sale treatment.  These assets are available only for repayment of the debt or other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit’s other creditors until the associated debt or other obligations are satisfied.  Debt reported on Ford Motor Credit’s balance sheet includes obligations issued or arising in securitizations that are payable only out of collections on the underlying securitized assets and related enhancements.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP:

Managed Leverage Calculation	December 31,	December 31,
	2008	2007
	(in billions)
Total debt	$126.5	$139.4
Securitized off-balance sheet receivables outstanding	0.6	6.0
Retained interest in securitized off-balance sheet receivables	(0.1)	(0.7)
Adjustments for cash, cash equivalents and marketable securities*	(23.6)	(16.7)
Adjustments for hedge accounting**	(0.4)	0.0
Total adjusted debt	$103.0	$128.0

Total equity (including minority interest)	$10.6	$13.4
Adjustments for hedge accounting**	(0.2)	(0.3)
Total adjusted equity	$10.4	$13.1

Managed leverage (to 1) = Total adjusted debt / Total adjusted equity	9.9	9.8
Memo: Financial statement leverage (to 1) = Total debt / Total equity	12.0	10.4

Net Finance Receivables and Operating Leases	December 31,	December 31,
	2008	2007
On-Balance Sheet Receivables	(in billions)
Retail installment	$65.5	$74.2
Wholesale	27.7	34.8
Other finance receivables	2.8	3.4
Unearned interest supplements	(1.3)	—
Allowance for credit losses	(1.4)	(1.0)
Finance receivables, net	93.3	111.4
Net investment in operating leases	22.5	29.7
Total net finance receivables and operating leases	$115.8	$141.1

Off-Balance Sheet Receivables –Retail	$0.6	$6.0

Managed Receivables
Retail installment	$66.1	$80.2
Wholesale	27.7	34.8
Other finance receivables	2.8	3.4
Unearned interest supplements	—	—
Allowance for credit losses	(1.4)	(1.0)
Finance receivables, net	95.2	117.4
Net investment in operating leases	22.5	29.7
Total net finance receivables and operating leases	$117.7	$147.1

— — — — —
*	Excludes marketable securities related to insurance activities.
**	Primarily related to market valuation adjustments to derivatives due to movements in interest rates.